EXHIBIT 10.1

THE NEW YORK TIMES COMPANIES
SUPPLEMENTAL RETIREMENT AND INVESTMENT PLAN
AMENDMENT NO. 4

THIS INSTRUMENT made as of the 11th day of August, 2017, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).
W I T N E S S E T H
WHEREAS, the Company maintains The New York Times Companies Supplemental Retirement and Investment Plan, as restated in its entirety effective January 1, 2015 (the “Plan”) for the benefit of certain eligible employees; and
WHEREAS, pursuant to Section 12.01 of the Plan, the Committee has the authority to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to comply with the changes requested by the Internal Revenue Service (the “IRS”) in connection with its issuance of a favorable determination letter dated August 3, 2017;
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2015 as follows:

1. Section 1.31(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“(b) for the preceding year had Compensation as defined in Section 415(c)(3) of the Code in excess of $115,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and was not in the top-paid group.”

2. Section 2.01(a) is hereby amended by replacing the year “2010” with the year “2014”.
3. The first sentence of Section 3.01(d) of the Plan is hereby deleted in its entirety and in its place is substituted the following:

“Notwithstanding the foregoing, all Employees who are eligible to make Before-Tax Contributions and Roth Contributions under this Plan and who have attained age 50 before the close of the taxable year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.”
4. The first sentence of Section 3.02(b) of the Plan is hereby deleted in its entirety and in its place is substituted the following:

“Upon approval by the Compensation Committee, an Employer shall within the time permitted by Section 404(a)(6) of the Code, contribute a discretionary Profit Sharing Contribution to those Participants who have satisfied the eligibility requirements of Section 2.01(d) in the ratio that such Participant’s Earnings (taking into account only such Earnings as are paid after the date the Employee becomes a Participant in accordance with Section 2.01(d)) bears to the Earnings of all Participants.”
IN WITNESS WHEREOF, the ERISA Management Committee of The New York Times Company has caused this amendment to be executed by a duly appointed member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE
By: /s/ R. Anthony Benten